UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2006

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

125 Sidney Street, Cambridge, Massachusetts		02139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-299-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (b), (c), (e) and (f) Not applicable.

(d) On November 16, 2006, the Board of Directors of Altus Pharmaceuticals Inc. (the "Registrant") increased the size of the Board from eight (8) to nine (9) members and appointed David D. Pendergast, Ph.D. to serve as the new member of the Board of Directors, effective November 16, 2006. Dr. Pendergast will serve as a Class II Director, subject to his earlier resignation or removal, until the 2007 annual meeting of the Registrant’s stockholders and the election and qualification of his successor. Effective upon his election as director, Dr. Pendergast was also appointed to serve as a member of the Audit Committee of the Board of Directors.

Pursuant to the Registrant’s Director Compensation Policy (the "Policy"), on November 16, 2006, Dr. Pendergast received (i) a grant of a non-qualified stock option to purchase 17,444 shares of the Registrant’s common stock, $0.01 par value per share (the "Common Stock") in connection with his initial appointment as a director, and (ii) a grant of a non-qualified stock option to purchase 2,181 shares of Common Stock in connection with his initial appointment as a member of the Audit Committee. Also under the Policy, for his service as a director, he shall receive an annual cash fee of $20,000, paid quarterly in arrears as of the last day of each calendar quarter; and an annual grant of a non-qualified stock option to purchase 8,722 shares of Common Stock, which shall generally be made at each annual meeting of the Board of Directors following the Registrant’s annual meeting of stockholders. For his service as a member of the Audit Committee, he shall receive an annual cash fee of $5,000, paid quarterly in arrears as of the last day of each calendar quarter; and an annual grant of a non-qualified stock option to purchase 1,090 shares of Common Stock.

The options described above shall (i) vest quarterly over four years commencing on the date of grant, subject to Dr. Pendergast’s continued service on the Board or Audit Committee, as applicable; provided that all such options shall become exercisable in full immediately prior to a change in control of the Registrant, (ii) have an exercise price equal to the fair market value of the Common Stock as determined in the Registrant’s Amended and Restated 2002 Employee, Director and Consultant Stock Plan, and (iii) contain the terms and conditions set forth in the form of non-qualified stock option agreement previously approved by the Compensation Committee.

Dr. Pendergast is President, Human Genetics Therapies, at Shire Pharmaceuticals plc ("Shire"). The Registrant has a pre-existing sublease with Shire, dated July 23, 2004, under which the Registrant subleases approximately 16,000 square feet of office space located in Cambridge, Massachusetts from Shire in exchange for a sublease payment of $400,000 per year.

The Registrant’s press release announcing Dr. Pendergast’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished with this report:

Exhibit Number Description
99.1 Press Release dated November 21, 2006

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

November 21, 2006	By:	Jonathan I. Lieber

Name: Jonathan I. Lieber
Title: Vice President, Chief Financial Officer and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 21, 2006